LOS ANGELES SINGAPORE KUALA LUMPUR BANGKOK SUZHOU TIANJIN CHONGQING

FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 477-3118 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Third Quarter Net Income Increased 133% to
$0.10 Per Share Versus $0.04 Per Share Last Year

Nine Months Net Income Increased to $0.27 Per Diluted Share Versus $0.17 Per Share In
The Same Period Last Year

Van Nuys, CA – May 11, 2017 – Trio-Tech International (NYSE MKT: TRT) today announced financial results for the third quarter and first nine months of fiscal 2017:

●
Fiscal 2017 third quarter revenue increased 5.0% to $9,825,000 compared to $9,355,000 for the third quarter of fiscal 2016.
●
Fiscal 2017 third quarter net income increased 133% to $350,000, or $0.10 per diluted share, compared to $150,000, or $0.04 per share, for the third quarter of fiscal 2016.
●
Revenue for the first nine months of fiscal 2017 increased 8.8% to $27,900,000 compared to revenue of $25,639,000 for the same period of fiscal 2016.
●
Net income for the first nine months of fiscal 2017 increased 60.8% to $963,000, or $0.27 per diluted share, compared to $599,000, or $0.17 per share for the same period of fiscal 2016.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "Higher revenue and improved gross margin for the third quarter of fiscal 2017 combined to drive a 50.2% increase in operating income compared to the same quarter last year. Net income increased 133%, generating earnings of $0.10 per diluted share compared to $0.04 per diluted share in the same quarter of last year.
"Our improved third quarter results are primarily due to increases in revenue and improved operating profitability in our semiconductor testing services business. Our distribution business also reported strong growth in the quarter versus the same quarter last year. Although manufacturing revenue declined, improved gross margin led to higher profitability for this segment as well. Taken together, overall gross margin for the third quarter increased to 24.9% of sales compared to 22.8% of sales in the third quarter of fiscal 2016.
"For the first nine months of fiscal 2017, operating income was up 20.0% and net income increased more than 60.0%.
"Our customers know that they can count on Trio-Tech to consistently deliver high quality products and services when and where they are needed and at competitive prices. This strategy has served us well for many years."

Fiscal 2017 Third Quarter Results
For the third quarter ended March 31, 2017, revenue increased 5.0% to $9,825,000 compared to $9,355,000 for the same quarter of fiscal 2016. Testing services revenue increased 9.8% to $3,977,000 in the quarter, compared to $3,622,000 in the same quarter last year, reflecting increasing testing volume at the Company’s Asian facilities. Increased demand for products in the Singapore operation raised distribution revenue 28.3% to $1,581,000 compared to $1,232,000 in the same quarter last year. Manufacturing revenue declined 5.3% to $4,230,000 for this year's third quarter compared to $4,468,000 for the same quarter of fiscal 2016, primarily due to reduced sales for Singapore and United States operations.

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16139 Wyandotte Street, Van Nuys, CA 91406, USA ● TEL: (818) 787-7000 ● FAX (818) 787-9130

Trio-Tech Third Quarter Net Income Increased 133% to $0.10 Per Share Compared to $0.04 Per Share Last Year
May 11, 2017
Page Two

Operating expenses for the third quarter of fiscal 2017 increased to $1,962,000, or 20.0% of revenue, from $1,809,000, or 19.3% of revenue, for the same quarter last year.
Third quarter fiscal 2017 operating income increased 50.2% to $485,000 from $323,000 in the same quarter last year.
Net income attributable to Trio-Tech International common shareholders for the third quarter of fiscal 2017 increased 133% to $350,000, or $0.10 per diluted share, compared to $150,000, or $0.04 per diluted share, for the third quarter of fiscal 2016. Third quarter fiscal 2017 net income benefitted from a $45,000 gain in other income, compared to a loss of $97,000 in the same quarter last year, primarily due to a decline in foreign exchange losses to only $88,000, compared to foreign exchange losses of $218,000 in the same quarter last year.

Fiscal 2017 Nine Months Results
For the nine months ended March 31, 2017, revenue increased 8.8% to $27,900,000 compared to revenue of $25,639,000 for the first nine months of fiscal 2016.
Gross margin for the first nine months of fiscal 2017 increased 10.5% to $7,099,000 from $6,425,000 and improved to 25.4%, compared to 25.1% of sales, in the same period last year.
Income from operations for the first nine months of fiscal 2017 increased 20.0% to $1,140,000 compared to $950,000 for the same period last fiscal year.
Net income attributable to Trio-Tech International common shareholders for the first nine months of fiscal 2017 increased 60.8% to $963,000, or $0.27 per diluted share, compared to $599,000, or $0.17 per diluted share, in the same period last year. Net income for the nine month period benefitted from a gain in other income of $209,000, compared to a loss of $22,000 in the same period last year. The improvement in other income is primarily due to a foreign exchange gain of $93,000 compared to a foreign exchange loss of $126,000 in the same period last year.
Shareholders' equity at March 31, 2017 was $20,751,000, or $5.89 per outstanding share, compared to $20,871,000, or $5.94 per outstanding share, at June 30, 2016. There were 3,523,055 and 3,513,055 common shares outstanding at March 31, 2017 and June 30, 2016, respectively.

About Trio Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

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Trio-Tech Third Quarter Net Income Increased 133% to $0.10 Per Share Compared to $0.04 Per Share Last Year
May 11, 2017
Page Three

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward-looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company’s products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company’s products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Southeast Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes to government policies, potential legislative changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; and other economic, financial and regulatory factors beyond the Company’s control. Other than statements of historical fact, all statements made in this Quarterly Report are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward-looking statements by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “potential,” “believes,” “can impact,” “continue,” or the negative thereof or other comparable terminology. Forward-looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue	2017	2016	2017	2016

Manufacturing	$4,230	$4,468	$11,221	$10,884
Testing Services	3,977	3,622	12,204	11,106
Distribution	1,581	1,232	4,360	3,566
Others	37	33	115	83

	9,825	9,355	27,900	25,639
Costs of Sales
Cost of manufactured products sold	3,345	3,597	8,762	8,177
Cost of testing services rendered	2,597	2,570	8,069	7,827
Cost of distribution	1,407	1,025	3,899	3,118
Others	29	31	71	92

	7,378	7,223	20,801	19,214

Gross Margin	2,447	2,132	7,099	6,425

Operating Expenses:
General and administrative	1,659	1,600	5,178	4,861
Selling	222	158	587	470
Research and development	51	51	156	148
Loss (gain) on disposal of property, plant and equipment	30	--	38	(4)

Total operating expenses	1,962	1,809	5,959	5,475

Income from Operations	485	323	1,140	950

Other (Expenses) Income
Interest expense	(43)	(47)	(149)	(151)
Other income (expenses), net	45	(97)	358	129

Total other income (expenses)	2	(144)	209	(22)

Income from Continuing Operations before Income Taxes	487	179	1,349	928

Income Tax Expenses	(106)	(15)	(256)	(168)

Income from Continuing Operations
before Non-controlling Interest, net of tax	381	164	1,093	760

Loss from Discontinued Operations, net of tax	(1)	(1)	(4)	(5)

NET INCOME	380	$163	1,089	$755

Less: Net Income Attributable to Non-controlling Interest	30	13	126	156

Net Income Attributable to Trio-Tech International	350	150	963	599

Net Income Attributable to Trio-Tech International:
Income from Continuing Operations, net of tax	351	155	970	607
Loss from Discontinued Operations, net of tax	(1)	(5)	(7)	(8)

Net Income Attributable to Trio-Tech International	$350	$150	$963	$599

Basic Earnings Per Share	$0.10	$0.04	$0.28	$0.17

Diluted Earnings per Share	$0.10	$0.04	$0.27	$0.17

Weighted Average Shares Outstanding - Basic	3,523	3,563	3,523	3,563
Weighted Average Shares Outstanding - Diluted	3,639	3,576	3,577	3,575

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2017	2016	2017	2016
Comprehensive Income (Loss)
Attributable to Trio-Tech International:

Net income	$380	$163	$1,089	$755

Foreign Currency Translation, net of tax	290	779	(1,087)	(624)

Comprehensive Income (Loss)	670	942	2	131

Less: Comprehensive Income (loss)
Attributable to Non-controlling Interest	(38)	170	(75)	32

Comprehensive Income (Loss)
Attributable to Trio-Tech International	$708	$772	$77	$99

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Mar. 31,	Jun. 30,
	2017	2016
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$4,009	$3,807
Short-term deposits	536	295
Trade accounts receivable, net	8,350	8,826
Other receivables	321	596
Inventories, net	2,172	1,460
Prepaid expenses and other current assets	308	264
Assets held for sale	83	92

Total current assets	15,779	15,340

Deferred tax assets	376	401
Investment properties, net	1,221	1,340
Property, plant and equipment, net	10,694	11,283
Other assets	1,836	1,788
Restricted term deposits	1,629	2,067

Total non-current assets	15,756	16,879

TOTAL ASSETS	$31,535	$32,219

LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES:
Lines of credit	$2,107	$2,491
Accounts payable	3,379	2,921
Accrued expenses	2,574	2,642
Income taxes payable	213	230
Current portion of bank loans payable	199	342
Current portion of capital leases	196	235

Total current liabilities	8,668	8,861

Bank loans payable, net of current portion	1,428	1,725
Capital leases, net of current portion	366	503
Deferred tax liabilities	279	216
Other non-current liabilities	43	43

Total non-current liabilities	2,116	2,487

TOTAL LIABILITIES	10,784	11,348

COMMITMENTS AND CONTINGENCIES	--	--

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,523,055 and
3,513,055 issued and outstanding at March 31, 2017 and June 30, 2016, respectively	10,921	10,882
Paid-in capital	3,204	3,188
Accumulated retained earnings	3,988	3,025
Accumulated other comprehensive gain-translation adjustments	1,276	2,162

Total Trio-Tech International shareholders' equity	19,389	19,257

Non-controlling interest	1,362	1,614

TOTAL EQUITY	20,751	20,871

TOTAL LIABILITIES AND EQUITY	$31,535	$32,219